UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2022
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VICI Properties Inc.
VICI Properties L.P.
(Exact Name of Registrant as Specified in its Charter)
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Maryland (VICI Properties Inc.)	001-38372	81-4177147
Delaware (VICI Properties L.P.)	333-264352-01	35-2576503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VICI Properties Inc.	☐	Emerging growth company
VICI Properties L.P.	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VICI Properties Inc.	☐
VICI Properties L.P.	☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 19, 2022, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of VICI Properties Inc. (the “Company”), the Board amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, to, among other things, implement a proxy access framework.
Implementation of Proxy Access
Section 14 of Article II of the Amended and Restated Bylaws has been added to permit a stockholder, or a group of up to 20 stockholders, to nominate and include director candidates constituting up to the greater of two or 20% of the number of directors up for election at any annual meeting of stockholders, provided that (i) such stockholder or stockholder group, as applicable, owns 3% or more of the Company’s outstanding common stock continuously for at least three years, and (ii) such stockholder or stockholder group, as applicable, and the nominee(s) satisfy certain procedural, eligibility and disclosure requirements set forth in Article II, Section 14 of the Amended and Restated Bylaws.
The procedural and eligibility requirements set forth in Article II, Section 14 of the Amended and Restated Bylaws include a requirement that, subject to certain exceptions, a notice of proxy access nomination must be received at the principal executive offices of the Company no later than the 120th day, and no earlier than the 150th day, prior to the first anniversary of the date of the preceding year’s proxy statement. Article II, Section 14 of the Amended and Restated Bylaws also includes requirements that the nominating stockholder or stockholder group, as applicable, and the nominee(s) provide certain information, representations and agreements to the Company (including related to the suitability of nominees to serve on the Board under applicable gaming regulations), in order to be eligible for proxy access.
Additional Bylaw Amendments
In addition to the Board's implementation of proxy access, the Amended and Restated Bylaws were also updated to reflect certain procedural requirements related to the Securities and Exchange Commission’s recently adopted “universal proxy” rules, as well as certain technical, conforming and clarifying changes in connection therewith. In particular, the Amended and Restated Bylaws provide that, among other things, with respect to stockholder nominees to the Company’s Board, (i) no stockholder or associated person may solicit proxies in support of any nominee(s) unless such stockholder complies with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the solicitation of such proxies, (ii) the scope of disclosures required by a proposing stockholder seeking to submit a director nomination have been expanded to include a representation as to whether the stockholder or any associated person intends to solicit proxies in support of director nominees other than individuals nominated by the Board in compliance with the requirements of Rule 14a-19 under the Exchange Act, (iii) stockholders are not entitled to submit more nominees than the number of directors to be elected and may not submit additional or substitute nominees after the nomination deadline described above, and (iv) certain other updated procedures and information requirements apply to stockholder nominations of directors.
The foregoing summary description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of VICI Properties Inc. (as amended December 19, 2022) (marked copy)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: December 20, 2022	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary

VICI PROPERTIES L.P.
Date: December 20, 2022	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Secretary